Exhibit 10.3


* INDICATES A PORTION OF THIS EXHIBIT THAT WAS OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS EXHIBIT INCLUDING SUCH OMITTED INFORMATION WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ON A CONFIDENTIAL BASIS.

                  University of Louisville Research Foundation
                          Sponsored Research Agreement

THIS AGREEMENT made and effective as of the last date of signature below ("Effective Date"), by and between the University of Louisville Research Foundation, Inc. (hereinafter "ULRF") a Kentucky non-profit corporation having an office at MedCenter One, 501 E. Broadway, Suite 200, Louisville, KY 40202-1798 as the agent of the University of Louisville (hereinafter "UofL") for receiving grants and research agreements from external funding sources and which owns and controls intellectual property on behalf of UofL (collectively
"Institution") and NeoStem, Inc. with a principal place of business at 420 Lexington Avenue, Suite 450, New York, NY 10170 (hereinafter "SPONSOR").

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to the ULRF and SPONSOR and will further the instructional, research and public service objectives of the UofL in a manner consistent with its status as a non-profit, tax-exempt, educational institution; and

WHEREAS, SPONSOR desires to provide research funding in support of the research program in return for receiving certain rights in the research results.

NOW, THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1  "Principal   Investigator"   shall  mean  the   investigator   under  whose
     supervision the Research is performed and shall mean Dr. Mariusz Ratajczak, Department of Medicine, Division of Hematology/Oncology.

1.2 "Research Period" commences with the date after the Effective Date of this Agreement on which (i) all Approvals (as defined in Section 2.1) are obtained, and (ii) the Principal Investigator has received the specimens needed for the conduct of the Research, and continuing for two and one-half years thereafter.

1.3 "Research" shall mean the description of the research in the Research Plan which is attached hereto as Appendix "A" and hereby made a part of this Agreement. Appendix A describes a collaborative effort between SPONSOR and Institution, with specified portions of Institution's Research contingent upon SPONSOR's activities.

1.4 "ULRF Intellectual Property" shall mean individually and collectively all inventions, improvements, modifications and/or discoveries which are conceived, invented, authored and/or first reduced to practice by one or more employees of UofL in performance of the Research, and all United States and foreign patent and copyright applications which may be filed at any time thereon. ULRF Intellectual Property shall not include "Traditional Works" as defined in Section 1.g. of Institution's Intellectual Property Policy (http://louisville.edu/thinker/for-faculty-and-staff/ip-policy.html) not specifically commissioned by Institution.

1.5 "JOINT Intellectual Property" shall mean individually and collectively all inventions, improvements, modifications and/or discoveries which are conceived, invented, authored and/or first reduced to practice jointly by one or more employees of UofL and by one or more employees, consultants or advisors of SPONSOR in performance of the Research, and all United States and foreign patent and copyright applications which may be filed at any time thereon. JOINT Intellectual Property shall not include "Traditional Works" as defined in Section 1.g. of Institution's Intellectual Property Policy (http://louisville.edu/thinker/for-faculty-and-staff/ip-policy.html) not specifically commissioned by Institution.

2.   RESEARCH

2.1 ULRF and SPONSOR have executed this Agreement prior to all approvals ("Approvals") required by Institution and/or Federal regulation (e.g. Institutional Review Board ("IRB") approval if human subjects are involved in the Research, Institutional Animal Care and Use Committee ("IACUC") approval for use of live vertebrate animals in the Research) having been obtained for the Research described in Appendix A. Sponsor, Principal Investigator and Institution, as applicable, shall cooperate in preparing and fiing these documents, as applicable. ULRF shall commence the performance of its activities as set forth in Appendix A promptly after the start date of the Research Period as set forth in Section 1.2 above. ULRF and/or SPONSOR, as applicable, shall use its best reasonable efforts to obtain the Approvals promptly after the Effective Date of the Agreement. ULRF shall use reasonable best efforts to perform the Research substantially in accordance with the terms and conditions of this Agreement, subject to SPONSOR's performance of the activities assigned to it under Appendix A. Specimens from human subjects shall initially be provided to ULRF for the Research by Sponsor; provided that in the event the specimens are to be collected by the James Graham Brown Cancer Center of University Hospital located in Louisville, Kentucky, for use in the Research, then this Agreement shall be amended as appropriate in order to reflect such arrangement.

2.2 SPONSOR will obtain the informed written consent and separate authorization under HIPAA of each human subject from which a specimen is collected by SPONSOR for the purpose of the Research such that collection and use of Protected Health Information ("PHI") shall comply with all United States and international privacy laws, regulations, rules, opinions or other governmental and/or self-regulatory group requirements or statements of position currently existing or later enacted during the term of this Agreement. SPONSOR shall not provide any PHI to Institution or the Principal Investigator.

2.3 If for any reason the Principal Investigator becomes unable to continue the Research, and a successor acceptable to both parties is not available, ULRF and/or SPONSOR shall have the option to terminate this Agreement pursuant to Section 10 hereof.

2.4 If the nature of the Research is such that Institution and/or SPONSOR is required to have approval of a review committee(s) (e.g. conflict of interest, IRB, IACUC), Principal Investigator or SPONSOR investigator(s), as appropriate, shall prepare and file the applicable protocol/outline of work, and/or other required information and documents with the appropriate review committee(s), including any (re)submissions to such review committee(s) subsequently made necessary due to revision of Appendix A by the parties.

2.5 Both parties acknowledge that each reserves the right to terminate this Agreement and the Research if the applicable review committee(s) does not approve or subsequently suspends or withdraws its approval of the specimen collection protocol or Research.

3.   REPORTING

3.1 The Principal Investigator will produce a brief progress report for each Aim described in Appendix A, outlining the accomplishments and results of the Research. Both parties agree to meet as may be necessary to discuss progress of the Research and the results of each Aim and may agree to modify future efforts based upon progress to date. In addition, Principal Investigator shall provide written technical reports on the Research to SPONSOR every six (6) months, and a final written technical report shall be submitted by the Principal Investigator within sixty (60) days of the conclusion of the Research Period. ULRF shall maintain records of the use of the funds provided by SPONSOR and shall make such records available to SPONSOR upon reasonable notice during regular ULRF business hours, but not more frequently than once each calendar year.

3.2 Subject to the provisions for (i) non-use and non-disclosure of ULRF's Confidential Information under Section 5 (CONFIDENTIALITY), (ii) the prerogative of Research personnel to first publish Research results in accordance with Section 7 (PUBLICATIONS), and (iii) filing of application(s) for statutory protection of Intellectual Property prior to enabling disclosure thereof in accordance with Section 8 (INTELLECTUAL PROPERTY) herein, SPONSOR may use the information provided in written technical reports submitted pursuant to this Section 3 and disclose such information to any third party. Information contained in such written technical reports which remains subject to the terms and conditions of
     Section 5, Section 7, and/or Section 8 herein shall not be disclosed by SPONSOR except on an "as needed" basis (a) to those parties with whom SPONSOR has entered into written confidentiality agreements at least as restrictive as the terms of Section 5 herein, or (b) in a submission to the United States Food & Drug Administration or a similar foreign agency that regulates approval of new drugs, provided that SPONSOR gives ULRF sixty
     (60) days prior written notice of such disclosure and receives ULRF's prior written permission, which shall not be unreasonably withheld.

4.   PAYMENT OF COSTS

4.1 In consideration of ULRF's performance hereunder, SPONSOR agrees to support costs incurred in performance of the Research in the amount of Three Hundred Seventy Five Thousand U.S. Dollars (US$375,000), inclusive of applicable Facilities & Administrative Costs calculated at Institution's rate which is in effect as of the Effective Date of this Agreement. Unless the funding total is subsequently increased by written amendment to this Agreement made in accordance with Section 17.1, total costs to SPONSOR shall not exceed said amount. SPONSOR shall make interim payments as set forth in Appendix A provided this Agreement has not been terminated. Payment will be due upon SPONSOR's receipt of invoice. Payment by SPONSOR shall be sent to the address specified on the invoice. Invoices not paid within thirty (30) days of the later of invoice date or receipt date of invoice are subject to 1% per month interest on the unpaid balance for any amounts not in dispute. ULRF reserves the right to discontinue the Research if SPONSOR fails to make payments within thirty (30) days of the dates specified in the invoice except for amounts which are in dispute and subject to a thirty (30) day opportunity to resolve.

4.2 ULRF shall retain title to any equipment purchased with funds provided by SPONSOR under this Agreement.

4.3 The determination of allowable cost for ULRF's activities will be made in accordance with the applicable Federal Cost Principle inclusive of all amendments in effect as of the date of this Agreement, and any subsequent amendments: Institutions of Higher Education (OMB Circular A-21).

4.4 In the event of termination of this Agreement pursuant to Section 10, SPONSOR shall reimburse ULRF for all costs incurred and non-cancelable obligations made up to and including the effective date of such notice of termination; provided, the total funding provided by SPONSOR to ULRF hereunder shall not exceed the total funding amount set forth in Section 4.1.

5.   CONFIDENTIALITY

5.1 In performance of the Research, either party may disclose information to the other party which it considers to be proprietary and confidential (hereinafter Confidential Information). All such information shall be designated confidential at the time of disclosure by the disclosing party either orally or in writing. If designated confidential orally, the disclosing party shall within thirty (30) days of the date of disclosure confirm in writing the confidential nature of such information. The receiving party shall use reasonable efforts to ensure said Confidential Information is kept confidential and shall promptly return or destroy all originals and copies of Confidential Information at the written request of the disclosing party. Except as otherwise provided herein, for a period of five (5) years following the date of such disclosure, the receiving party will not disclose the Confidential Information without the consent of the disclosing party and shall use such Confidential Information only for the purposes of this Agreement. Notwithstanding the foregoing, the receiving party may transfer the disclosing party's Confidential Information to those of receiving party's employees, students, officers, directors and agents as may be reasonably necessary to carry out the performance of this Agreement. Information shall not be subject to the aforementioned restrictions where the:

     (a) information was possessed by receiving party prior to receipt from disclosing party other than through prior disclosure by the disclosing party as evidenced by receiving party's business records;
     (b) information published or available to the general public otherwise than through a breach of this Agreement;
     (c) information obtained by receiving party from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the disclosing party;
     (d) information was independently developed by employees, agents or consultants of receiving party who had no knowledge of or access to the information as evidenced by receiving party's business records;
     (e) information for which the receiving party obtains the disclosing party's prior written permission to publish or which is disclosed in the necessary course of the prosecution of patent applications upon intellectual property developed pursuant to this Agreement; or
     (f) information required to be disclosed by operation of law, regulation, Attorney General decisions that carry the force of law, or court order.

6.   PUBLICITY

6.1 SPONSOR will not use the name of the ULRF, UofL, nor of any employee, student, trustee or officer thereof, in advertising or publicity, including news releases, without the prior written consent of the ULRF, which shall not be unreasonably withheld; and ULRF will not use the name of the SPONSOR, nor any employee of SPONSOR, in any advertising or publicity, including news releases, without the prior written approval of SPONSOR, which shall not be unreasonably withheld.

6.2 Nothwithstanding anything to the contrary in this Agreement, (i) the ULRF may disclose the identity of the SPONSOR, the title of the Research, the name of the Investigator, the Contract Period, and the amount being paid by the SPONSOR for the Research, and (ii) the SPONSOR may disclose such information as required by law or regulation.

7.   PUBLICATIONS

7.1 SPONSOR recognizes that under UofL policies, the results of the Research must be publishable and agrees that UofL and UofL investigators have the right to publish and otherwise publicly disclose any information gained in the course of the Research; provided, SPONSOR retains the right to preclude publication or other public disclosure of SPONSOR's Confidential
     Information. In order to permit SPONSOR an opportunity to determine if patentable inventions or SPONSOR's Confidential Information are disclosed therein, the Principal Investigator will provide SPONSOR with copies of any proposed publication or presentation by project investigators no less than thirty (30) days prior to submission for publication. Whenever possible, efforts will be made by the Principal Investigator to provide copies of drafts of intended articles or abstracts as soon as they reach a stage suitable for distribution. SPONSOR shall have thirty (30) days after receipt of said copies to object to such proposed presentation or proposed publication because there is patentable subject matter which needs protection and/or discloses SPONSOR's Confidential Information. In the event that SPONSOR makes an objection because its Confidential Information is disclosed in the proposed presentation or publication, such Confidential Information will be deleted from the proposed presentation or publication by the Principal Investigator and other Research personnel before proceeding with publication or presentation. In the event that SPONSOR makes an objection because potentially patentable subject matter is disclosed in the proposed publication or presentation, the Principal Investigator and other project investigators shall refrain from making such publication or presentation for a reasonable time, not to exceed three (3) months from the date of receipt of such objection, in order for the ULRF or SPONSOR to file a patent application(s) directed to the patentable subject matter contained in the proposed publication or presentation, in accordance with Article 8 (INTELLECTUAL PROPERTY) below.

8.   INTELLECTUAL PROPERTY

8.1 For the purposes of this Section 8, right and title to any intellectual property, whether patented, copyrighted or maintained as know-how, shall be determined in accordance with the provisions for determining authorship and inventorship under Titles 17 and 35 of the United States Code, respectively.

8.2 All rights and title to ULRF Intellectual Property shall belong to the ULRF and shall be subject to the terms and conditions of this Agreement.

8.3 All rights and title to JOINT Intellectual Property shall jointly belong to ULRF and SPONSOR, and shall be subject to the terms and conditions of this Agreement.

8.4 ULRF will promptly notify SPONSOR of any ULRF Intellectual Property or JOINT Intellectual Property and will supply SPONSOR with a copy of any invention disclosure received from the Principal Investigator describing said ULRF Intellectual Property or JOINT Intellectual Property. Likewise, SPONSOR will promptly notify ULRF of any ULRF Intellectual Property or JOINT Intellectual Property and will supply ULRF with a copy of any invention disclosure thereon received from SPONSOR employee(s) describing said ULRF Intellectual Property or JOINT Intellectual Property. SPONSOR shall have thirty (30) days from the date of disclosure to decide whether a patent application or application for other intellectual property protection should be sought. If SPONSOR decides that a patent application or application for other intellectual property protection should be filed on ULRF Intellectual Property, the ULRF shall promptly prepare, file and prosecute such U.S. and foreign application(s) in ULRF's name. If SPONSOR decides that a patent application or application for other intellectual property protection should be filed on JOINT Intellectual Property, then SPONSOR shall direct ULRF to promptly prepare, file and prosecute such U.S. and foreign application(s) in ULRF and SPONSOR's name. SPONSOR shall bear all costs incurred in connection with such preparation, filing, prosecution and maintenance of U.S. and foreign applications directed to said ULRF Intellectual Property or JOINT Intellectual Property but may elect to discontinue its financial support of such prosecution and/or maintenance, provided, SPONSOR notifies ULRF in writing of such decision to discontinue reasonably in advance of ULRF's need to respond to any statutory deadlines of which SPONSOR has been made aware. SPONSOR and ULRF shall ensure that such application(s) to the best of their knowledge, cover all items of commercial interest and significance. With regard to all applications for which SPONSOR is reimbursing ULRF for or directly paying the patent-related expenses, SPONSOR shall be given reasonable opportunity to review and contribute to the content of said ULRF Intellectual Property application(s) being managed by ULRF. ULRF shall keep SPONSOR advised as to all developments with regard to said application(s) and shall promptly provide to SPONSOR copies of all documents received and/or filed in connection with the filing, prosecution or maintenance thereof in reasonable time, subject to statutory deadlines, for the SPONSOR to comment and contribute thereto. Following execution of an exclusive license to ULRF Intellectual Property or JOINT Intellectual Property, then prosecution responsibility of all licensed ULRF Intellectual Property or JOINT Intellectual Property shall be governed by the terms of such license, which shall be no less favorable to Sponsor than the terms set forth in the license being entered into concurrently with this Agreement.

8.5 If the SPONSOR elects not to support the filing of a patent application or other intellectual property protection for any ULRF Intellectual Property or Joint Intellectual Property disclosed to the SPONSOR or decides to discontinue the financial support of the prosecution or maintenance of any applications, ULRF shall have no further obligation to SPONSOR under this Agreement with regard to such applications and the subject ULRF Intellectual Property or JOINT Intellectual Property, and ULRF shall be free to file or continue prosecution or maintain any such application(s), and to maintain any issued patents thereon in the U.S. and any foreign country at ULRF's expense. Such patent applications and issued patents shall be excluded from SPONSOR's option under Section 9 hereof, however, SPONSOR shall retain all of its own rights in Joint Intellectual Property.

9.   GRANT OF RIGHTS

9.1 ULRF grants the SPONSOR the first option, at the SPONSOR's sole election, to negotiate for an exclusive, worldwide commercial license to ULRF's interest in any ULRF Intellectual Property or JOINT Intellectual Property. Such license shall be for fair and valuable consideration and shall include a reasonable royalty rate and, subject to ULRF's policies, shall include other such terms as are typical in licenses of similar technology from not-for-profit organizations to for-profit organizations. The option shall extend for an option time period of * from the date of disclosure of the ULRF Intellectual Property or JOINT Intellectual Property to SPONSOR.

9.2 If SPONSOR elects not to exercise its option pursuant to this Section or fails to negotiate a license agreement to ULRF Intellectual Property or Joint Intellectual Property during said * option period, then:

     (a) ULRF shall have no further obligation and SPONSOR shall have no further right to ULRF Intellectual Property and ULRF may license its interest in ULRF Intellectual Property to any party upon terms ULRF deems appropriate;

     (b) SPONSOR shall pay to ULRF a royalty on any product that is covered by JOINT Intellectual Property, such rate to be determined during the option time period, or, if the parties fail to arrive at an agreement on this point, shall be set at * the rate of the relevant industry standard;

     (c) ULRF and SPONSOR each shall be free to exploit the JOINT Intellectual Property as it wishes, whether directly and/or through licensing under its ownership interests to any third party(ies). ULRF and SPONSOR each shall fully account to the other for compensation derived from such exploitation, such accounting to be determined during the option time period, or, if the parties fail to arrive at an agreement on this point, shall be with * of the compensation to the licensing party and
          * to the non-licensing party.

9.3 Any license granted to SPONSOR by ULRF shall be subject, if applicable, to the rights of the United States government reserved under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. 200-212, and any regulations issued thereunder, and shall include a perpetual, paid-up, royalty-free, non-exclusive license in favor of the ULRF and the Principal Investigator(s) to use the inventions and/or discoveries for noncommercial, educational and research purposes, including authorizing other entities to use such ULRF Intellectual Property and JOINT Intellectual Property for
     academic and non-commercial research purposes. For ULRF Intellectual Property and JOINT Intellectual Property subject to SPONSOR's exclusive option period as specified in Section 9.1 or to a subsequently executed exclusive commercial license agreement between ULRF and SPONSOR, ULRF shall notify SPONSOR of each other entity's use of such ULRF Intellectual Property or JOINT Intellectual Property and include appropriate restrictions (e.g., prohibit the third party from transferring the subject ULRF Intellectual Property or JOINT Intellectual Property to any third party, prohibit use of the subject ULRF Intellectual Property or JOINT Intellectual Property by the third party for any commercial purposes) in any such grant of research use rights to third parties. Unless restricted during the term of SPONSOR's exclusive option period specified in Section
     9.1 or unless subject to a subsequently executed exclusive commercial license agreement between ULRF and SPONSOR, ULRF also reserves the right to use ULRF Intellectual Property and JOINT Intellectual Property for any purpose, including licensing ULRF Intellectual Property and JOINT Intellectual Property to third parties, without any further obligation to SPONSOR except as otherwise set forth herein (so long as such use does not disclose SPONSOR Confidential Information).

10.  TERMINATION

10.1 This Agreement shall become effective upon the date first hereinabove written and shall continue in effect for the full duration of the Research Period unless sooner terminated pursuant to this Section. Sponsor may terminate this agreement upon ninety (90) days prior written notice to ULRF.

10.2 In the event that either party hereto shall commit any breach of or default in any of the terms or conditions of this Agreement, and also shall fail to remedy such default or breach within thirty (30) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect and such termination shall be effective as of the date of receipt of such notice.

10.3 Termination of this agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, however effectuated, shall release either party from their rights and obligations under Sections 5, 6, 7, 8 and 11.

11.  INDEPENDENT PARTIES

11.1 For the purposes of this Agreement, the parties shall be independent contractors. Nothing contained herein shall be deemed or construed to create between the parties hereto a partnership or joint venture or the relationship of agent and principal.

12.  DISCLAIMER OF WARRANTIES, INDEMNIFICATION

12.1 ULRF makes no warranties, express or implied, as to any matter whatsoever, including without limitation, warranties with respect to the conduct, completion, success or particular results of the Research, or the condition, ownership, merchantability, or fitness for a particular purpose of the Research or any ULRF Intellectual Property or JOINT Intellectual Property. ULRF shall not be liable for any direct, indirect, consequential, punitive or other damages suffered by SPONSOR or any other person resulting from the Research or use of the results of the Research or any ULRF Intellectual Property or JOINT Intellectual Property.

12.2 SPONSOR shall defend, indemnify and hold harmless ULRF, UofL, the Principal Investigator and any of ULRF or UofL's faculty, students, employees, trustees, officers, affiliates and agents and their respective successors, heirs and assigns (hereinafter referred to collectively as the " ULRF Indemnified Persons") from and against any and all liability, claims, lawsuits, losses, damages, costs or expenses (including attorney's fees) (collectively "Losses") which the ULRF Indemnified Persons may hereafter incur, or be required to pay as a result of SPONSOR's use of the results of the Research or any ULRF Intellectual Property or Joint Intellectual Property or any act or omission of SPONSOR, its employees, affiliates, contractors, licensees or agents. Nothwithstanding the foregoing, SPONSOR's indemnification obligations under this Section shall not apply to any Losses to the extent such Losses are attributable to the gross negligence or willful misconduct of any of the ULRF Indemnified Persons. ULRF shall notify SPONSOR upon learning of the institution or threatened institution of any such liability, claims, lawsuits, losses, damages, costs and expenses.

12.3 SPONSOR hereby assumes any risks of personal injury and property damage attributable to the negligent acts or omissions of SPONSOR in the performance of the Research and SPONSOR's officers, employees, and agents thereof. To the extent permitted by applicable law and its insurance coverage, ULRF hereby assumes any risks of personal injury and property damage attributable to the negligent acts or omissions of ULRF in the performance of the Research and ULRF's officers, employees and agents thereof.

13.  ASSIGNMENT

13.1 This Agreement may not be assigned or delegated, in whole or in part, by SPONSOR or ULRF without the prior written consent of the other party, which shall not be unreasonably withheld. A change in control shall not be considered an assignment for purposes of this Section 13.1 unless such change in control causes SPONSOR or its Affiliates to engage in any morally objectionable activities including: activities designed to defame, embarrass, harm, abuse, threaten, slander or harass third parties;
     activities prohibited by the laws of the United States and/or foreign territories in which SPONSOR conducts business; activities designed to encourage unlawful behavior by others, such as hate crimes, terrorism and child pornography; activities that are tortuous, vulgar, obscene, invasive of the privacy of a third party, racially, ethnically, or otherwise objectionable; activities designed to harm minors in any way. Any attempted assignment in violation of this Section 13.1 shall be void and of no effect. "Affiliate" shall mean any corporation or other legal entity which directly or indirectly controls, is controlled by, or is under common control with SPONSOR as of the Effective Date of this Agreement. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of greater than fifty percent (50%) of the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists. For clarity, a party's status as an Affiliate of SPONSOR shall terminate if and when such control ceases to exist.

14.  GOVERNING LAW

14.1 This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without giving effect to the conflict of laws provisions.

15.  NOTICES

15.1 Notices, invoices, communications and payments hereunder shall be deemed made if given in writing and addressed to the party to receive such notice, invoice, communication or payment at the address given below, or such other address as may hereafter be designated by notice in writing. Notices shall be delivered by certified or registered first class mail (airmail if not domestic) or by commercial courier service, and shall be deemed to have been given or made (a) when delivered personally; (b) when sent by confirmed facsimile; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
     (d) two (2) days after deposit with a commercial overnight carrier with confirmed verification of receipt.. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section.

     If to SPONSOR:

                              NeoStem, Inc.
                              420 Lexington Avenue
                              Suite 450
                              New York, NY  10170
                              Attention:  General Counsel

     If to ULRF:
        For administrative notice:

                              Director, Office of Industry Contracts
                              University of Louisville Research Foundation, Inc. MedCenter One, Suite 200
                              501 East Broadway
                              Louisville, KY 40202-1798

        For technical notice: For U.S. Postal Service:
                              Dr. Mariusz Ratajcak
                              Dept. of Medicine-Oncology
                              University of Louisville
                              Louisville, KY 40292

16.  ADDITIONAL PROVISIONS

16.1 In the event any part, article, section, subsection, clause, paragraph or subparagraph of this Agreement shall be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

16.2 A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

16.3 No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

16.4 During the performance of this Agreement, SPONSOR and ULRF shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual preference, age, religion, national or ethnic origin, handicap, or because he or she is a disabled veteran or veteran of the Vietnam era.

16.5 Each party shall comply with all laws, regulations and other legal requirements applicable to them in connection with this Agreement.

17.  AGREEMENT MODIFICATION

17.1 This Agreement is the final and complete understanding of the parties with respect to the subject matter hereof superseding all prior agreements, understandings and discussions relating thereto. No amendments or changes to this Agreement including, without limitation, changes to the field of Research, total cost or Research Period, shall be valid unless the change is made in writing and signed by authorized representatives of the parties hereto. The appendices will be binding upon the parties hereto except to the extent they may conflict with the terms and conditions contained within this Agreement, in which case the terms and conditions of the Agreement will govern.



                  [remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE UNIVERSITY OF LOUISVILLE                         NEOSTEM, INC.
RESEARCH FOUNDATION, INC.

Signature: /s/ David King                            Signature: /s/ Robin Smith

Printed Name: David D. King                          Printed Name: Robin Smith
              -------------                                        -----------

Title: Director, Office of Industry Contracts        Title: Chairman and CEO
       --------------------------------------               ----------------

Date: November 12, 2007                              Date: November 13, 2007
      -----------------                                    -----------------

Principal Investigator, while not a party to this Agreement, by his/her signature acknowledges that he/she: (1) has read and agrees to abide by the terms and conditions that apply to the Principal Investigator,
(2) agrees to conduct/perform the research as outlined in the Research Statement of Work, and (3) if applicable, will see that the work within the scope of this agreement is performed in accordance with an approved University/
Institution management plan.(1)

Name: Mariusz Z. Ratajczak, M.D., Ph.D.
      ---------------------------------
Signature: /s/ Mariusz Ratajczak

Title: Professor, Medical Oncology
       ---------------------------
Date: November 12, 2007
      -----------------



---------------
(1)  "Management  Plan" means a written  plan for the  management,  reduction or elimination  of a potential  financial  conflict  of  interest  relating to research.  It  relies  upon,  and  is  therefore  limited  by,  good  faith disclosures about significant financial interests made, and other information provided by, a covered individual to the University.